SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2006, Silicon Graphics, Inc. (the “Company”) filed a Current Report on Form 8-K, pursuant to which it furnished under Items 2.02 and 9.01 a copy of its earnings press release for the Company’s quarter ended September 29, 2006. On November 15, 2006, the Company issued a corrected version of the press release to remedy two typographical errors in the text of the press release relating to GAAP operating expense and operating loss for the quarter ended September 29, 2006. The financial statements attached to the release did not change as a result of this correction. The information was also accurately disclosed in the Company’s Form 10-Q filed on November 13, 2006. The Company’s corrected press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated by reference herein. The information contained in this paragraph and in exhibit 99.1 is furnished pursuant to Item 2.02 of Form 8-K and is not intended to be incorporated by reference into future filings under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless expressly incorporated by reference in such filings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Earnings Press Release dated November 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: November 15, 2006	By:	/s/ Barry Weinert
Barry Weinert
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Earnings Press Release dated November 15, 2006.